SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2012

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-221-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2012, Full House Resorts, Inc. (“Full House”) entered into an Equity Purchase Agreement (the “Agreement”) by and among Full House; Firekeepers Development Authority (the “Buyer”), an unincorporated instrumentality and political subdivision of the Nottawaseppi Huron Band of Potawatomi Indians; RAM Entertainment, LLC (“RAM”) and Robert A. Mathewson. The transaction contemplated under the Agreement closed on March 30, 2012.

Under the Agreement, Full House and RAM sold all of their limited liability company interests in Gaming Entertainment (Michigan), LLC (“GEM”) to the Buyer for an aggregate purchase price of $97.5 million in cash. The purchase price was paid $48.7 million to Full House and $48.6 million to RAM (which reflects certain transaction expenses). In addition to the purchase price, the Buyer will pay Full House and RAM a fee equal in amount to the management fee that would have been earned by GEM under the Third Amended and Restated Management Agreement dated as of April 11, 2008 between the Buyer and GEM (the “Management Agreement”) for March and April 2012 (the “Wind-up Fee”), less $500,000. The Wind-up Fee will be paid in equal amounts to Full House and RAM at the time that the management fee for such month would have been paid if the Management Agreement had remained in effect for that month. Also under the Agreement, Full House will assume the benefits and obligations of GEM under the hotel consulting services agreement entered into between the Buyer and GEM on December 2, 2010.

Full House used a portion of the proceeds it received under the Agreement to pay off the entire balance of $25.3 million outstanding under the Credit Agreement dated October 29, 2010 (the “Credit Agreement”) by and among Full House, the financial institutions from time to time listed therein (the “Lenders”) and Wells Fargo Bank, National Association as administrative agent for the Lenders, collateral agent for the Secured Parties (as defined in the Credit Agreement), security trustee for the Lenders, Letters of Credit Issuer and Swing Line Lender. The Credit Agreement, which was scheduled to mature on June 30, 2016, was terminated without the incurrence of any early termination penalties or fees.

A copy of the April 2, 2012 press release announcing the Agreement and the closing is attached hereto as Exhibit 99.1.

Item 1.02	Termination of a Material Definitive Agreement.

The information included under Item 1.01 above is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information included under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by Full House on April 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: April 3, 2012	/s/ Barth F. Aaron
Barth F. Aaron
Secretary/General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Full House on April 2, 2012.

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